Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of First Citizens Banc Corp

We consent to the incorporation by reference in Registration Statement No. 333-99089 on Form S-8 of First Citizens Banc Corp of our report dated March 14, 2014, relating to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting, which is incorporated by reference in the Annual Report on Form 10-K of First Citizens Banc Corp for the year ended December 31, 2013.

/s/ S.R. Snodgrass, P.C.

Wexford, Pennsylvania March 14, 2014